                                     SCHEDULE 14A

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

FILED BY THE PARTY OTHER THAN THE REGISTRANT / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                          GREASE MONKEY HOLDING CORPORATION
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)   Title of each class of securities to which the transaction applies:

     (2)   Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)   Proposed maximum aggregate value of transaction:

     (5)   Total fee paid:

 / /  Fee paid previously with preliminary materials.

 / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

     (2)   Form, Schedule or Registration Statement No.:

     (3)   Filing Party:

     (4)   Date Filed:

                                        [LOGO]

                                    GREASE MONKEY
                                 HOLDING CORPORATION

                             216 16th Street, Suite 1100
                                Denver, Colorado 80202


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               To Be Held June 15, 1998

To Our Shareholders:

     The Annual Meeting of Shareholders ("Meeting") of Grease Monkey Holding Corporation ("Company"), a Utah corporation, will be held at the training center of the Company, 216 16th Street, Suite 600, Denver, Colorado 80202, on June 15, 1998, at 10:00 a.m., Mountain Time, for the purpose of considering and acting upon the following:

     (1)  The election of seven (7) Directors; and

     (2) Such other matters as may properly come before the Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on May 8, 1998, are entitled to notice of and to vote at the Meeting and at any adjournment thereof.

     You are cordially invited to attend the Meeting in person. Even if you plan to attend the Meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

Dated: May 22, 1998
                              By Order of the Board of Directors


                              Dana Klapper Cohen, Secretary

                                      IMPORTANT

     THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                          GREASE MONKEY HOLDING CORPORATION
                                   216 16th Street
                                      Suite 1100
                                Denver, Colorado 80202


                                   PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

                                    JUNE 15, 1998

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Grease Monkey Holding Corporation ("Company") for use at the Company's Annual Meeting of Shareholders ("Meeting") to be held at the training center of the Company, 216 16th Street, Suite 600, Denver, Colorado 80202, at 10:00 a.m., Mountain Time, on June 15, 1998, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying proxy will be mailed to the Company's shareholders on or about May 22, 1998.

     Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's corporate secretary, by voting in person at the Meeting or by voting again by submitting a new proxy card. Only the latest dated proxy card, including the one which may be voted in person at the Meeting, will count.

                                  VOTING SECURITIES

     All voting rights at the Meeting are vested exclusively in the holders of the Company's $0.03 par value common stock ("Common Stock") with each share entitled to one vote. Only shareholders of record at the close of business on May 8, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On May 8, 1998, the Company had 4,647,805 shares of the Company's Common Stock issued and outstanding. Cumulative voting in the election of directors is not permitted.

                       PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF
               DIRECTORS, EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTOR

     The following table sets forth as of May 8, 1998, the number of shares of the Company's Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the number of shares of the Company's outstanding Common Stock, sets forth the number of shares of the Company's outstanding Common Stock beneficially owned by each of the Company's directors and by each nominee for director and sets forth the number of shares of the Company's Common Stock beneficially owned by all of the Company's directors, nominees for director and officers as a group:


                                                                         Shares
                                                                       Underlying
                                                                        Presently
                                                          Shares       Convertible
                                                        Underlying      Series C
                                          Shares of     Presently       Preferred
                                           Common      Exercisable      Stock and                  Percent
                                            Stock      Options and       Unpaid        Total         of
 Name of Beneficial Owner(1)                Owned      Warrants(3)    Dividends(4)   Ownership     Class(6)
 ---------------------------                -----      -----------    -------------  ---------    ---------
 Rex L. Utsler(2)(5)                       640,315       206,800         53,358        901,473      18.4%
 Jerry D. Armstrong(2)                     438,820       128,925         84,406        652,151      13.4%
 James B. Wallace(2)                       443,821       123,925         59,127        626,873      13.0%
 Ray O. Brownlie(2)                        442,375        88,925         59,127        590,427      12.3%
 J.H. Bander(2)                            407,709        88,925         59,127        555,761      11.6%
 Charles E. Steinbrueck(2)                 190,476       330,000         37,525        558,001      11.1%
 Cortlandt S. Dietler(2)                    55,556        30,000         20,014        105,570       2.2%
 George F. Wood(2)                          38,639        35,000          5,003         78,642       1.7%
 Wayne H. Patterson(2)                        --          47,000         25,017         72,517       1.5%
 Jim D. Baldwin(2)                            --          32,500         12,508         45,008       1.0%
 All officers and directors as a
 group                                   1,167,312       927,850        243,600      2,338,762      40.2%
 (9 persons)

----------


     (1) All beneficial owners listed have sole voting and/or investment power with respect to the shares shown unless otherwise indicated.

     (2) The address for Rex L. Utsler is Trinity Place, Suite 720, 1801 Broadway, Denver, Colorado 80202. The address for Messrs. Armstrong, Wallace, Brownlie and Bander is 475 17th Street, Suite 1300, Denver, Colorado 80202. The address for Charles E. Steinbrueck is 216 16th Street, Suite 1100, Denver, Colorado 80202. The address for Cortlandt S. Dietler is 2750 Republic Plaza, 370 Seventeenth St., Denver, Colorado 80202. The address for George F. Wood is 55 Madison Street, Suite 680, Denver, Colorado 80206. The address for Wayne H. Patterson is 384 Inverness Drive South, Suite 200, Englewood, Colorado 80112. The address for Jim D. Baldwin is 706 Golf Club Drive, Castle Pines Village, Colorado 80104.

     (3) Represents shares of Common Stock underlying presently exercisable options and warrants.

     (4) Represents shares of Common Stock underlying shares of Series C Preferred Stock with a stated value of $100 per share plus accumulated unpaid dividends that is convertible into Common Stock at $2.50 per share.

     (5) Does not include 3,100 shares held by Mr. Utsler's children, of which he disclaims beneficial ownership.

     (6) Assumes all options and warrants are exercised and all Series C Preferred Stock and accumulated dividends are converted.

     (7) The only persons known to the Company who own of record, or who the Company knows own beneficially, more than 5% of the shares of the Company's outstanding Series C Preferred Stock are James H. Binger, IDS Center, Suite 4522, 80 South 8th Street, Minneapolis, Minnesota 55402, who owns 1,886.79 shares of Series C Preferred Stock which represents approximately 9.0% of the outstanding Series C Preferred Stock, and Rex L. Utsler, Trinity Place, Suite 720, 1801 Broadway, Denver, Colorado 80202, who owns 1,079.36 shares of Series C Preferred Stock, which represents approximately 5.2% of the outstanding shares of Series C Preferred Stock.

                          ACTIONS TO BE TAKEN AT THE MEETING

     The Meeting is being called by the Board of Directors of the Company to consider and act upon the following matters:

     (1)  The election of seven (7) directors; and

     (2) Such other matters as may properly come before the Meeting or any adjournment thereof.

     The holders of a majority of the outstanding shares of the Company's Common Stock, present at the Meeting in person or represented by proxy, shall constitute a quorum for the purpose of electing directors and for any other business. If a quorum is present, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. For all actions other than the election of directors, the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Meeting entitled to vote will be required to constitute an act of the shareholders. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of determining whether a quorum is present, but will not be counted for purposes of determining whether a director has been elected or a proposal has been approved.

                                     PROPOSAL ONE
                                ELECTION OF DIRECTORS

     The Articles of Incorporation, as amended, of the Company currently provide for between three and fifteen directors. The Board of Directors has set the number of directors at seven in the Bylaws. Only the holders of Common Stock on May 8, 1998, will be entitled to vote on the seven directors. Unless authority to vote in the election of directors is withheld, it is the intention of the proxies to nominate and vote for the following named persons. If any of the nominees become unavailable for election as a director, which event is not expected to occur, the proxies will be voted for such substitute, if any, as shall be designated by the Board of Directors or the Board of Directors may reduce the number of directors to be elected. If elected, each director will hold office until the annual meeting of shareholders to be held in 1999, until the director's successor is elected and qualified or until the director's earlier death, resignation or removal. The nominees for director, each of whom has consented to serve if elected, are as follows:

                                DIRECTOR          PRINCIPAL OCCUPATION
NAME OF NOMINEE          AGE     SINCE       DURING THE LAST FIVE YEARS
---------------          ---    --------     --------------------------

James B. Wallace         69        1991      Partner in Brownlie, Wallace,
                                             Armstrong and Bander Exploration
                                             ("BWAB"), an oil and gas company,
                                             since 1992; President and member of
                                             the Board of Directors of BWAB
                                             Incorporated, an oil and gas
                                             company, from 1980 to 1992.  Mr.
                                             Wallace is also a member of the
                                             Board of Directors of Tom Brown,
                                             Inc. (a public company).

Charles E.               55        1994      President and Chief Executive
Steinbrueck                                  Officer of the Company,
                                             Grease Monkey International, Inc.
                                             ("GMI"), and all other wholly-owned
                                             subsidiaries of the Company, since
                                             February 1997;  Managing partner of
                                             Retail Venture Partnership, a
                                             partnership specializing in
                                             investments of emerging public
                                             companies, since 1993; Founder,
                                             President and CEO of Pace
                                             Membership Warehouse from 1983 to
                                             1993.

Jerry D. Armstrong       67        1991      Partner in BWAB, an oil and gas
                                             company, since 1992; Senior Vice
                                             President and member of the Board
                                             of Directors of BWAB Incorporated,
                                             an oil and gas company, from 1980
                                             to 1992.

                                DIRECTOR          PRINCIPAL OCCUPATION
NAME OF NOMINEE          AGE     SINCE       DURING THE LAST FIVE YEARS
---------------          ---    --------     --------------------------


Jim D. Baldwin           65        1994      Retired President of King Soopers,
                                             a retail grocery store chain owned
                                             by Dillon Companies, a subsidiary
                                             of The Kroger Company, from 1979 to
                                             1990.  Mr. Baldwin was with Dillon
                                             Companies for over 40 years.  Mr.
                                             Baldwin is on the Board of
                                             Directors for Channel 6 KRMA TV.

Wayne H. Patterson       52        1994      Chairman, QuickPen International, a
                                             commercial software and systems
                                             company, since December 1992;
                                             Principal, Patterson Consulting, a
                                             management consulting firm, since
                                             December 1991; Chairman, Live
                                             Entertainment, 1990 to 1991;
                                             Chairman, Pace Membership
                                             Warehouse, from 1988 to 1990.

Cortlandt S. Dietler     76        1995      Chairman and CEO of TransMontaigne
                                             Oil Company, an oil and gas
                                             company, since April 1995;
                                             Chairman, Founder and CEO of
                                             Associated Natural Gas Corporation,
                                             a gas gathering, processing and
                                             marketing company from 1980 to
                                             1994.  Mr. Dietler is also on the
                                             Board of Directors for the
                                             following public companies:  Forest
                                             Oil Corporation, Key Production
                                             Company, Inc., and Hallador
                                             Petroleum Corporation.

George F. Wood           54        1991      President of Wood and Co., an
                                             investment management firm, since
                                             1982.

     The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors held five meetings during the Company's fiscal year ended December 31, 1997, and no Director attended fewer than 75% of the meetings.

     There are three (3) types of standing committees of the Board of Directors: the Option/Compensation Committee, the Audit Committee and the Executive Committee. The Company has no nominating committee. Information pertaining to the Option/Compensation Committee is set forth below under "Stock Option Plans." The Audit Committee is composed of George F. Wood, Wayne H. Patterson and Jerry
D. Armstrong. Its functions are to review accounting procedures of the Company and to discuss accounting, audit and reporting matters with the Company's auditors. The Audit Committee met once during 1997. The Executive

Committee is composed of James B. Wallace, Cortlandt S. Dietler, Charles E. Steinbrueck and Wayne H. Patterson. The Executive Committee did not meet during 1997. The members of the Option/Compensation Committee, the Audit Committee and the Executive Committee will be selected again after the first meeting of the Company's Board of Directors held after the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ELECTION OF THE NOMINEES LISTED ABOVE.

     Paragraph 5(d) of the Statement of Designation, Voting Powers, Preferences and Rights of the Series C Preferred Stock that was filed on February 15, 1994 ("Statement of Designation"), provides that, if dividends on the Series C Preferred Stock are in arrears in an aggregate amount equal to at least four quarterly dividends, the number of members of the Board of Directors of the Company is automatically increased by the smallest number of directors that will constitute at least 25% of the Board of Directors after such increase and that the holders of the Series C Preferred Stock (voting as a separate voting group) have the exclusive right to elect, remove or replace such additional directors of the Company.

     As stated previously, the Board of Directors of the Company has set the number of directors at seven. However, due to the fact that the dividends on the Series C Preferred Stock have been in arrears in an aggregate amount equal to at least four quarterly dividends for some period of time, as a result of Paragraph 5(d) of the Statement of Designation, the actual number of directors of the Company effective at the Meeting will be ten and the holders of the Series C Preferred Stock, if they so choose, could fill the three vacancies with additional directors selected by them. The holders of the Series C Preferred Stock have not notified the Company that they have any intention to fill such vacancies. Accordingly, even after the election of seven directors at the Meeting, three vacancies would still exist on the Board of Directors after the Meeting. These three vacancies can only be filled by the holders of the Series C Preferred Stock.

                                  EXECUTIVE OFFICERS

     The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders. Each executive officer will hold office until his or her successor is duly elected and qualified, until his or her death or resignation, or until he or she shall have been removed in the manner provided in the Company's Bylaws. The current executive officers of the Company and GMI and their business experience are as follows:

                                DIRECTOR          PRINCIPAL OCCUPATION
NAME OF NOMINEE          AGE     SINCE       DURING THE LAST FIVE YEARS
---------------          ---    --------     --------------------------

Charles E. Steinbrueck   55        1997      President and Chief Executive
                                             Officer of the Company, GMI, and
                                             all other wholly-owned subsidiaries
                                             of the Company, since February
                                             1997;  Managing partner of Retail
                                             Venture Partnership, a partnership
                                             specializing in investments of
                                             emerging public companies, since
                                             1993; Founder, President and CEO of
                                             Pace Membership Warehouse from 1983
                                             to 1993.

Gary L. Wofford          55        1997      Senior Vice President - Operations
                                             and Development of the Company
                                             since March 1998; Vice President,
                                             System Sales and Support of GMI
                                             from May 1997 to March 1998;
                                             Director of GMI's Company Center
                                             Operations from December 1996 to
                                             May 1997; Consultant to GMI from
                                             August 1996 to December 1996; Vice
                                             President of Operations and
                                             Franchise Services, Taco Johns
                                             International, Inc., a franchisor
                                             of fast food Mexican style
                                             restaurants, from June 1988 to July
                                             1996.

Michael J. Brunetti      41        1995      Vice President - Franchise Sales of
                                             the Company since July 1995; Vice
                                             President, Franchise Development of
                                             GMI since July 1995; Director of
                                             Region Development - Western Region
                                             for Moto Photo Inc., a franchisor
                                             of photography imaging centers,
                                             from March 1993 to July 1995;
                                             employed by Taco Johns
                                             International, Inc., a franchisor
                                             of fast food Mexican style
                                             restaurants, most recently as Vice
                                             President of Franchise Development,
                                             from August 1987 to August 1992.

                                   OFFICER   PRINCIPAL OCCUPATION
NAME OF EXECUTIVE OFFICER  AGE      SINCE    DURING THE LAST FIVE YEARS
-------------------------  ---    --------   --------------------------

Dana Klapper Cohen         30       1998     Vice President-Administration,
                                             General Counsel and Corporate
                                             Secretary of the Company since
                                             March 26, 1998.  Manager of
                                             Strategic and Legal Affairs of the
                                             Company from May 1997 to March
                                             1998.  Associate attorney of the
                                             law firm of Hogan and Hartson, LLP,
                                             from March 1996 to April 1997.
                                             Associate attorney for the law firm
                                             of Holland & Hart, LLP, from
                                             October 1994 to March 1996.  Prior
                                             to October 1994, Ms. Cohen attended
                                             Columbia University School of Law.

     There are no family relationships between or among any of the directors and executive officers.

     There are no arrangements or understandings pursuant to which any person was selected as an executive officer.

                                EXECUTIVE COMPENSATION

     The following table sets forth all plan and non-plan compensation paid by the Company and its subsidiaries to the Chief Executive Officers of the Company for services rendered for the fiscal years ended December 31, 1997, 1996 and 1995. No other executive officer's total cash compensation exceeded $100,000 for the fiscal years ended December 31, 1997, 1996 or 1995:



                           SUMMARY COMPENSATION TABLE

                                                                      Long-Term
                                                                      Securities
                                                                      Underlying
                                                       Other Annual   Options/
 Name           Principal Position  Year    Salary     Compensation   SAR's(#)
 ----           ------------------  ----    ------     ------------   ----------
 Charles E.     President and       1997    $114,182       ---        750,000
 Steinbrueck    Chief Executive     1996      ---          ---         10,000
                Officer and         1995      ---          ---         20,000
                Director of the
                Company and GMI(1)

 Rex L. Utsler  President and       1997    $179,868   $ 8,386(3)        ---
                Chairman of the     1996    $163,417   $11,450(3)      12,500
                Board of Directors  1995    $157,842   $11,328(3)      50,000
                of the Company and
                GMI(2)

     (1) Mr. Steinbrueck became President and Chief Executive Officer on February 6, 1997, and has been a Director since 1994. Mr. Steinbrueck has an Employment Agreement with the Company, described below under "Transactions with Management and Officers and Certain Business Relationships."

     (2) Mr. Utsler resigned as the Chairman of the Board and President of the Company on February 6, 1997. Mr. Utsler continues to be paid under a consulting contract through March 31, 1999, described below under "Transactions with Management and Officers and Certain Business Relationships."

     (3) Includes costs of a leased car, country club dues and the Company's 401(k) matching contribution.

     The following table sets forth information pertaining to options to purchase shares of Common Stock that were granted by the Company to Charles E. Steinbrueck during the year ended December 31, 1997:

                          Option Grants in Last Fiscal Year

                                  Individual Grants
--------------------------------------------------------------------------------


                               Number of             % of Total Options
                               Securities            Granted to
                               Underlying Option     Employees in         Exercise or Base
 Name                          Granted (#)           Fiscal Year          Price ($/Sh)         Expiration Date
 ----------------              ------------------    ------------------   ----------------     ---------------
 Charles E. Steinbrueck        300,000(1)            40%                  1.3125               12/31/02
                               450,000(2)            60%                  1.3125               12/31/02


     (1)  Options relating to 300,000 shares are fully vested and exercisable.

     (2) Options relating to 200,000 shares vest on December 31, 1998, and options relating to 250,000 shares vest on December 31, 1999, provided the Company has attained certain performance criteria, described in more detail below under "Transactions with Management and Officers and Certain Business Relationships."

     No options were granted to Rex L. Utsler during the year ended December 31, 1997.

     The following table sets forth information pertaining to the options to purchase shares of Common Stock that were held by Charles E. Steinbrueck and Rex
L. Utsler as of December 31, 1997. Neither Mr. Steinbrueck nor Mr. Utsler exercised any options during the year ended December 31, 1997.

     Aggregated Option/SAR Exercises in Last Fiscal Year and Option/SAR Values


                              Number of Securities
                             Underlying Unexercised    Value of Unexercised In-
                             Options/SARs at Fiscal   the-Money Options/SARs at
                                   Year End(#)               Fiscal Year End
Name                       -------------------------  -------------------------
----
                           Exercisable/Unexercisable  Exercisable/Unexercisable

                           -------------------------  -------------------------
Charles E. Steinbrueck          330,000/450,000                -0- (1)
Rex L. Utsler                       62,500/0                   -0- (1)

     (1) The exercise prices were above the market price of the Common Stock on December 31, 1997.

     COMPENSATION OF DIRECTORS.

     Directors of the Company who are not employees or officers are granted stock options to purchase shares of Common Stock as compensation. Options are granted for services provided as a director, with additional options granted for committee participation. Options for 5,000 shares are granted annually for service as a director, options for 2,500 shares are granted annually for service on the Option/Compensation and Audit Committees and options for 5,000 shares are granted annually for service on the Executive Committee.

     Options for 60,000 shares were granted to such directors on March 24, 1998, for services rendered for the period June 1997 to June 1998. The options have an exercise price of $1.125 per share and terminate on March 23, 2003.

     401(k) SAVINGS AND RETIREMENT PLAN

     On May 4, 1992, GMI adopted the Grease Monkey International, Inc. 401(k) Savings and Retirement Plan and Trust Agreement (the "Plan"), effective as of April 1, 1992. Colorado National Bank Trust and Investment Group is Trustee under the Plan. At present, the Company issues matching stock to the Plan on a quarterly basis in an amount equal to 50% of the employees' contribution, up to a maximum of 6% of the employees' compensation. The Company's contribution is paid with its Common Stock valued at market on the date of the contribution. During 1997, the Company contributed 33,234 shares to the Plan at an average of $1.36 per share. During 1996, the Company contributed 40,616 shares to the Plan at an average of $1.14 per share.

     STOCK OPTION PLANS

     The Company adopted the 1986 Incentive Stock Option Plan ("1986 Plan") which was approved by the shareholders on February 17, 1987, in which the employees of the Company and its subsidiaries are eligible to participate. The 1986 Plan authorized the granting of options to purchase up to 66,667 shares of the Company's Common Stock. No further options can be granted under the 1986 Plan.

     The Company adopted the 1993 Incentive Stock Option Plan ("1993 Plan") which was approved by the shareholders on June 30, 1993. All employees of the Company and its subsidiaries are eligible to participate. The 1993 Plan authorizes the granting of options to purchase 300,000 shares of the Company's Common Stock.

     The Company adopted the 1994 Stock Incentive Plan ("1994 Plan") which was approved by the shareholders on July 11, 1994. All employees, officers, directors and consultants of the Company and its subsidiaries are eligible to participate. The 1994 Plan authorizes 1,000,000 shares of the Company's Common Stock. The 1994 Plan provides for the grant of stock options, the award of cash or stock bonuses and the award of stock appreciation rights.

     The 1986, 1993 and 1994 Plans are administered by the Option/Compensation Committee of not less than three persons appointed by the Board of Directors. The members of the Option/Compensation Committee for 1997 were Jerry D. Armstrong, Jim D. Baldwin and George F. Wood. The Option/Compensation Committee met once during 1997. All members were present at the Meeting. New members of the Option/Compensation Committee will be selected after the Annual Meeting of Shareholders.

     The Option/Compensation Committee selects the persons to whom options are granted, determines the time or times when any option granted becomes exercisable, determines the period within which it becomes exercisable and determines the price per share at which the option is exercisable, provided that no option may be exercised more than 10 years after it is granted and the exercise price must be at least the fair market value of the Company's Common Stock on the date of the grant. If an employee owns more than 10% of the Company's outstanding Common Stock, then the Option/Compensation Committee may grant an incentive option to such employee only if the exercise price of the option is at least 110% of the fair market value of the Company's Common Stock on the date of the grant. An incentive option granted to any employee owning more than 10% of the Company's outstanding Common Stock may not be exercisable for longer than five years from the date of the grant.

     Payment for shares of Common Stock purchased upon exercise of any option must be in full and in cash or, with certain restrictions, the surrender of other shares of Common Stock of the Company owned by the employee at the time the option is exercised.

                       TRANSACTIONS WITH MANAGEMENT AND OTHERS
                          AND CERTAIN BUSINESS RELATIONSHIPS

     On February 5, 1997, the Company entered into a Consultant Agreement with Rex L. Utsler, the Company's former Chairman of the Board, President and Chief Executive Officer. The term of the agreement is from March 4, 1997 through March 3, 1999. The agreement requires Mr. Utsler to perform such duties and services as may be assigned to him from time to time at the direction or request of the Company's President and Chief Executive Officer. For these services, Mr. Utsler will be paid a fee of $16,071 per month, be reimbursed for his expenses incurred on behalf of the Company and receive the medical benefits provided generally to the Company's employees.

     On August 5, 1991, the Company issued warrants to First of September Corporation to purchase 500,000 shares of its Common Stock for $1.50 per share. In exchange, First of September Corporation provided the Company with a $750,000 line of credit which was repaid on March 23, 1994, and canceled. The warrants were to expire on August 4, 1996, but were extended in March 1996 by the Board of Directors to August 4, 1998, as consideration for First of September Corporation's agreement to cooperate in an equity and debt financing, then under consideration. The increase in the estimated fair value of the warrants of $54,000 was recorded as an increase in stockholder's equity and deferred offering costs. The offering costs were subsequently written off when the proposed financing was abandoned. On June 30, 1997, First of September Corporation was dissolved and any ownership of the Company's Common Stock, preferred stock and the warrants mentioned previously were transferred to First of September Corporation's shareholders.

     On March 12, 1998, the Company entered into an Employment Agreement ("Agreement") with Charles E. Steinbrueck pursuant to which the Company employed Mr. Steinbrueck as the President and Chief Executive Officer of the Company effective January 20, 1997. The Agreement will terminate on January 20, 2000, unless terminated earlier pursuant to the terms thereof. Pursuant to the Agreement, the Company has agreed to pay Mr. Steinbrueck an initial base salary of $125,000 per year. The base salary is to be reviewed annually by the Compensation Committee of the Board of Directors and the base salary for each year (or portion thereof) beginning January 1, 1998, shall be determined by the Compensation Committee which shall authorize an increase in the base salary.
Mr. Steinbrueck also is entitled to receive bonuses in such amount as determined by the Board of Directors of the Company. Further, Mr. Steinbrueck is eligible to participate in all plans available to the executive officers of the Company. Pursuant to the Agreement, Mr. Steinbrueck was granted stock options for 750,000 shares of the Company's Common Stock that have an exercise price of $1.3125 per share. The options vested as to 100,000 shares as of January 20, 1997, and options for the remaining 650,000 shares were to vest over a three year period, subject to the attainment by the Company of certain performance criteria, so that options with respect to 200,000 shares would become exercisable on December 31, 1997, options with respect to 200,000 shares would become exercisable on December 31, 1998, and options for 250,000 shares would become exercisable on December 31, 1999. The options were only to become exercisable if the Company attained minimum corporate earnings for the years ended December 31, 1997, 1998 and 1999 of $500,000, $1,000,000 and $1,500,000, respectively, if the Company achieved a compounded growth rate in gross revenue of 20% for each year from 1997 through 1999 and if the Company was within 75% of the growth target for new unit openings in the business plan established by the Board of Directors for the Company. Although the Company did not meet the performance criteria for the year ended December 31, 1997, the Board of Directors of the Company and the Compensation Committee have determined that 200,000 shares would be exercisable as of December 31, 1997, pursuant to the option granted to Mr. Steinbrueck. The options expire on December 31, 2002, if not previously exercised.

     The Agreement provides that the Company may terminate the Agreement for cause without paying Mr. Steinbrueck any additional compensation. However, if the Company terminates the Agreement other than for cause, the Company is required to pay Mr. Steinbrueck severance compensation for a period of the lesser of the remaining portion of the term of the Agreement or two years from the date of such termination, reduced by any compensation that

Mr. Steinbrueck may receive from a new employer ("Severance Compensation"). Mr. Steinbrueck also has the ability to terminate the Agreement voluntarily or upon a change in control of the Company. A change in control in the Company is deemed to occur if (i) any person or group acquires direct or indirect beneficial ownership of 20% or more of the Company's outstanding securities unless a majority of the "Continuing Directors" approve the acquisition or (ii) on the first day on which a majority of the members of the Board of Directors are not "Continuing Directors." A "Continuing Director" is any member of the Company's Board of Directors who (i) was a member of that Board of Directors on January 20, 1997, (ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Company's Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who are members of the Company's Board of Directors at the time of such nomination or election or (y) at least three Continuing Directors. If Mr. Steinbrueck terminates the Agreement voluntarily, he is entitled to no additional compensation. However, if the termination is within 120 days following a change in control, Mr. Steinbrueck is entitled to receive Severance Compensation which Mr. Steinbrueck can elect to receive in a lump sum. In no event, however, shall the Severance Compensation upon a Change in Control exceed any amount that the Company is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code.

     The Agreement also provides that Mr. Steinbrueck will not compete with the Company during the term of the Agreement and for a period of two years following the termination thereof.

     On January 20, 1997, the Company sold 190,476 shares of the Company's Common Stock to Mr. Steinbrueck for a total of $250,000.

     On January 30, 1998, the Company entered into Employment Agreements ("Agreements") with Gary L. Wofford and with Dana Klapper Cohen pursuant to which the Company employed Mr. Wofford as Vice President of System Sales and Support and Ms. Cohen as Vice President-Administration, General Counsel and Corporate Secretary. The agreements will terminate on January 30, 2001, unless terminated earlier pursuant to the terms thereof. Pursuant to the Agreements, the Company has agreed to pay Mr. Wofford an initial base salary of $92,500 per year and Ms. Cohen an initial base salary of $57,500 per year. The base salaries are to be reviewed annually by the President and CEO. Mr. Wofford and Ms. Cohen are entitled to receive bonuses and to participate in all plans available to the executive officers of the Company. Pursuant to the Agreements, Mr. Wofford was granted stock options for 100,000 shares of the Company's Common Stock and Ms. Cohen was granted stock options for 50,000 shares of the Company's Common Stock. The options were granted under the 1994 Plan and have an exercise price of $1.375 per share.

     The Agreements provide that the Company may terminate the Agreements for cause without paying Mr. Wofford or Ms. Cohen any additional compensation. However, if the Company terminates the Agreements other than for cause, the Company is required to pay Mr. Wofford and Ms. Cohen severance compensation for a period of the lesser of the remaining portion of the term of the Agreements or one year from the date of such termination ("Severance Compensation"). Mr. Wofford and Ms. Cohen also have the ability to terminate the Agreements voluntarily or upon a change in control of the Company. A change in control in the Company is deemed to occur if (i) any person or group acquires direct or indirect beneficial ownership of 20% or more of the Company's outstanding securities unless a majority of the "Continuing Directors" approve the acquisition or (ii) on the first day on which a majority of the members of the Board of Directors are not "Continuing Directors." A "Continuing Director" is any member of the Company's Board of Directors who (i) was a member of that Board of Directors on January 20, 1998, (ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or
(iii) was nominated for election or elected to the Company's Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who are members of the Company's Board of Directors at the time of such nomination or election or (y) at least three Continuing Directors. If Mr. Wofford or Ms. Cohen terminate their respective Agreements voluntarily, he/she is entitled to no additional compensation. However, if the termination is within 120 days following a change in control, Mr. Wofford and Ms. Cohen are entitled to receive Severance Compensation which they can elect to receive in a lump sum. In no event, however, shall the Severance Compensation upon a Change in Control exceed any amount that the Company is prohibited from deducting for federal income tax purposes by virtue of Section 280G of the Internal Revenue Code.

     The Agreements also provide that Mr. Wofford and Ms. Cohen will not compete with the Company during the term of the Agreements and for a period of two years following the termination thereof.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's outstanding Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto furnished to the Company during and for the Company's fiscal year ended December 31, 1997, the directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, Form 4 or Form 5 were Charles E. Steinbrueck who filed a late Form 4 for three transactions and Gary L. Wofford who filed a late Form 5 reporting one transaction.

                          1997 ANNUAL REPORT ON FORM 10-KSB

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ACCOMPANIES THIS PROXY STATEMENT. AN ADDITIONAL COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) WILL BE SUPPLIED TO EACH BENEFICIAL OWNER OF THE COMPANY'S SECURITIES UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH BENEFICIAL OWNER. EACH SUCH REQUEST

MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF MAY 8, 1998, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK. THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-KSB MAY BE OBTAINED BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO GREASE MONKEY HOLDING CORPORATION, ATTENTION: DANA KLAPPER COHEN, SECRETARY, 216 16TH STREET, SUITE 1100, DENVER, COLORADO 80202. EACH PERSON MAKING ANY SUCH REQUEST WILL BE REQUIRED TO PAY A FEE OF $0.25 PER PAGE TO COVER THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS.

                                SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before January 22, 1999.

                               SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary, directors, officers and regular employees of the Company, without additional or special compensation, may make solicitations of proxies by telephone, telefax or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their reasonable expenses in this connection.

                            INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal independent public accountants for the fiscal year ended December 31, 1997 were KPMG Peat Marwick LLP. The Board has not met to select the principal independent public accountants for the fiscal year ended December 31, 1998. Selection of independent public accountants for fiscal year 1998 will be made by the Board of Directors, based upon the recommendation of the Audit Committee.

     The Company expects a representative of KPMG Peat Marwick LLP to be present at the Annual Meeting of Shareholders and that the representative will have an opportunity to answer questions and make a statement if the representative desires.

                                    OTHER BUSINESS

     The Company's Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of proxy will vote such proxy according to their judgment on such matters.



DANA KLAPPER COHEN, Secretary
Denver, Colorado
May 22, 1998

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